UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2014

MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (661) 775-5300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 24, 2014, we announced the closing of a worldwide exclusive collaboration and licensing agreement with Sanofi for development and commercialization of Afrezza® (insulin human) Inhalation Powder, a new rapid-acting inhaled insulin therapy for adults with type 1 and type 2 diabetes.

The closing follows completion of the US Federal Trade Commission's review of the transaction under the Hart-Scott-Rodino Act and the completion of documentation related to the $175 million loan facility being provided to MannKind by an affiliate of Sanofi in connection with the collaboration and license agreement.

Under the terms of the collaboration and license agreement, MannKind will receive a $150 million upfront payment within ten days of the closing.

A copy of the press release is attached as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

99.1

Press Release of MannKind Corporation dated September 24, 2014, announcing the closing of a worldwide exclusive collaboration and licensing agreement with Sanofi for development and commercialization of Afrezza® (insulin human) Inhalation Powder

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation (Registrant)
September 24, 2014 (Date)	/s/ DAVID THOMSON, PH.D., J.D. David Thomson, Ph.D., J.D. Corporate Vice President, General Counsel and Secretary